Exhibit 99.2

FOR IMMEDIATE RELEASE

ADA-ES, INC. TO PRESENT AT JEFFERIES 2012 GLOBAL INDUSTRIAL AND A&D CONFERENCE

Highlands Ranch, Colorado – July 31, 2012– ADA-ES, Inc. (NASDAQ:ADES) (“ADA”) announced today that Michael D. Durham, President and CEO, is scheduled to present at the Jefferies 2012 Global Industrial and A&D Conference in New York City on August 8, 2012 at 11:00 a.m. ET.

A copy of the slides to be used at this event will be available via the Investor Information section of ADA’s web site, www.adaes.com on or before August 8, 2012, and will also be filed on Form 8-K with the Securities and Exchange Commission (SEC).

About ADA-ES

ADA is a leader in clean coal technology and the associated specialty chemicals, serving the coal-fueled power plant industry. Our proprietary environmental technologies and specialty chemicals enable power plants to enhance existing air pollution control equipment, minimize mercury, CO2 and other emissions, maximize capacity, and improve operating efficiencies, to meet the challenges of existing and pending emission control regulations.

With respect to mercury emissions:

•

Through our consolidated subsidiary, Clean Coal Solutions, LLC (“CCS”), we provide our patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions from burning Powder River Basin (“PRB”) coals in cyclone boilers and our patent pending M-45™ technology for other types of coal and boilers. Both technologies reduce emissions of NOx and mercury in coal fired boilers.

•	We supply Activated Carbon Injection (“ACI”) and Dry Sorbent Injection (“DSI”) systems, mercury measurement instrumentation, and related services.

•	Under an exclusive development and licensing agreement with Arch Coal, we are developing and commercializing an enhanced PRB coal with reduced emissions of mercury and other metals.

In addition, we are developing CO2 emissions technologies under projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

This press release contains and the presentation referenced in this press release will include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include, but will not necessarily be limited to, statements or expectations regarding future contracts, projects, demonstrations and technologies; amount and timing of RC production, revenues, earnings, operating income, segment income, cash flows and other financial measures; future operations of RC facilities; our ability to capitalize on and expand our business to meet opportunities in our target markets and profit from our proprietary technologies; scope, timing and impact of current and anticipated regulations and legislation; future supply and demand; the ability of our technologies to assist our customers in complying with government regulations; the impact of a restatement and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes in laws and regulations, government funding, accounting rules, prices, economic conditions and market demand; legal challenges to laws and regulations; impact of competition; availability, cost of and demand for alternative energy sources and other technologies; technical, start-up and operational difficulties; inability to commercialize our technologies on favorable terms; our inability to ramp up operations to effectively address expected growth in our target markets; failure of CCS’ leased facilities to continue to produce coal which qualifies for IRS Section 45 tax credits; termination of the leases for such facilities; decreases in the production of RC by the lessee; seasonality; failure to monetize new CyClean and M-45 facilities; availability of raw materials and equipment for our businesses; loss of key personnel; intellectual property infringement claims from third parties; and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Contacts:

ADA-ES, Inc.	Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President & CEO	The Equity Group Inc.
Mark H. McKinnies, CFO	www.theequitygroup.com
(303) 734-1727	Devin Sullivan
www.adaes.com	(212) 836-9608
DSullivan@equityny.com
Thomas Mei
(212) 835-9614
Tmei@equityny.com